Exhibit 24
Power of Attorney
     Know all by these presents, that the undersigned hereby constitutes and appoints each of Steven M. Rapp and David Yawman, signing singly, the undersigned’s true and lawful attorney-in-fact to execute and file on behalf of the undersigned in the undersigned’s capacity as a Director and /or Executive Officer of The Pepsi Bottling Group, Inc. (“PBG”) all necessary and/or required applications, reports, registrations, information, documents and instruments filed or required to be filed by PBG with the Securities and Exchange Commission (“SEC”), any stock exchanges or any governmental official or agency, including without limitation:
1)	execute and file any amendment or supplement to PBG’s Annual Report on Form 10-K for the year ended December 31, 2005, with all exhibits thereto and other documents in connection therewith (the “Form 10-K”);

2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute the Form 10-K and timely file the Form 10-K;

3)	execute and file Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

4)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form;

5)	execute and file Form 144 in accordance with Rule 144 of the Securities Act of 1933 and the rules thereunder;

6)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 144 and timely file such form;

7)	execute and file Registration Statements on Form S-8 under the Securities Act of 1933;

8)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Registration Statements on Form S-8 and timely file such form; and

9)	take any other action of any type whatsoever in connection with the foregoing, which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Each of the attorneys-in-fact named herein shall have the power to act hereunder with or without the other. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is PBG assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of February 23, 2006.

THE PEPSI BOTTLING GROUP, INC.

By:	/s/ Steven M. Rapp

Steven M. Rapp
Senior Vice President, General
Counsel and Secretary

SIGNATURE	TITLE	DATE

/s/ John T. Cahill John T. Cahill	Chairman of the Board and Chief Executive Officer	January 6, 2006

/s/ Alfred H. Drewes Alfred H. Drewes	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 30, 2006

/s/ Andrea L. Forster Andrea L. Forster	Vice President and Controller (Principal Accounting Officer)	February 13, 2006

/s/ Linda G. Alvarado Linda G. Alvarado	Director	December 20, 2005

/s/ Barry H. Beracha Barry H. Beracha	Director	December 14, 2005

/s/ Ira D. Hall Ira D. Hall	Director	January 23, 2006

/s/ Thomas H. Kean Thomas H. Kean	Director	December 14, 2005

SIGNATURE	TITLE	DATE

/s/ Susan D. Kronick Susan D. Kronick	Director	December 16, 2005

/s/ Blythe J. McGarvie Blythe J. McGarvie	Director	December 16, 2005

/s/ Margaret D. Moore Margaret D. Moore	Director	December 15, 2005

/s/ John A. Quelch John A. Quelch	Director	December 16, 2005

/s/ Rogelio Rebolledo Rogelio Rebolledo	Director	January 13, 2006

/s/ Clay G. Small Clay G. Small	Director	December 19, 2005